Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2018 Equity Incentive Plan, 2017 Employee Stock Purchase Plan and 2023 Non-Employee Director Equity Incentive Plan of Achieve Life Sciences, Inc. (the Company) of our report dated March 28, 2024 relating to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
March 28, 2024